UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3640393 (I.R.S. Employer Identification No.)

West 80 Century Road
Paramus, New Jersey 07652
201-967-1900
(Address, including Zip Code, of principal executive offices)

HUDSON CITY BANCORP, INC. 2006 STOCK INCENTIVE PLAN
(Full title of the Plan)

Ronald E. Hermance, Jr.
Chairman of the Board, President and Chief Executive Officer
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
201-967-1900

Copy to:

W. Edward Bright, Esq.
Sonnenschein Nath & Rosenthal LLP
Two World Financial Center
New York, NY 10281
212-768-6800
(Name and address, including Zip Code, telephone number and area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one.)

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	30,000,000	$11.70	$350,850,000	$19,577

(1)
Based on the number of shares of common stock of Hudson City Bancorp, Inc. (the “Registrant”) reserved for issuance upon exercise of options  and stock appreciation rights and authorized for awards granted under the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”).  In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable in respect of awards through the application of certain anti-dilution provisions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 (“Securities Act”), based on the average of the daily high and low sales prices of common stock of the Registrant on the Nasdaq Stock Market at the close of trading as of March 25, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Note to Part I of Form S-8.

Item 2.            Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in this Part I will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  The Registrant will provide without charge to each person to whom the prospectus is delivered, upon request of any such person, a copy of any or all of the documents incorporated herein by reference in Item 3 below (other than exhibits to such documents).  Written requests should be directed to:

Human Resources Department
Hudson City Savings Bank
West 80 Century Road
Paramus, New Jersey 07652

Telephone requests may be directed to (201) 976-1900.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents which have been filed with the Commission by the Registrant, are incorporated by reference:

(a)	Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2008 (File No. 000-26001);

(b)
The Registrant’s Current Reports on Form 8-K, filed on January 21, 2009, February 4, 2009, February 9, 2009 and March 18, 2009 (in each case, to the extent, and only to the extent, of the information filed but not furnished) (File No. 000-26001).

(c)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) since the Registrant’s fiscal year ended December 31, 2007 (File No. 000-26001); and

(d)	Description of the Common Stock of the Registrant contained in Amendment Number 2 to the Registrant’s Registration Statement on Form S-3 dated March 30, 2005 (File No. 333-122989).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement indicating that all Common Stock offered hereby has been sold or deregistering all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.            Description of Securities.

Not Applicable.

Item 5.            Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation.  Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her, and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Article IX of the Amended and Restated Certificate of Incorporation of the Registrant provides that a director shall not be personally liable to the Registrant or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.

Article X of the Amended and Restated Certificate of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director or officer of another corporation or enterprise at the written request of the Registrant.  In addition, the Amended and Restated Certificate of Incorporation authorizes the Company to enter into individual indemnification contracts with directors and officers.

Article X also empowers the Registrant to purchase and maintain insurance to protect itself and any person who is, was or has agreed to serve as a director or officer of the Registrant or who is, was or has agreed to serve as a director or officer of another corporation or enterprise at the request of the Registrant, against any liability, regardless of whether the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Amended and Restated Certificate of Incorporation.  The Registrant currently maintains directors’ and officers’ liability insurance consistent with the provisions of the Certificate of Incorporation.

The Registrant has undertaken contractually to provide indemnification and insurance coverage for three of its executive officers under individual employment agreements.

 Item 7.           Exemption from Registration Claimed.

Not Applicable.

Item 8.            Exhibits.

4.1	Hudson City Bancorp, Inc. 2006 Stock Incentive Plan, incorporated by reference to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006 (File No. 000-26001).

4.2	Form of 2006 Stock Incentive Plan Performance Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001).

4.3	Form of 2006 Stock Incentive Plan Retention Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001).

4.4	Form of 2006 Stock Incentive Plan Director Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001).

4.5
Amended and Restated Certificate of Incorporation of Hudson City Bancorp, Inc., incorporated herein by reference to the Registrant’s Registration Statement No. 333-122989 on Form S-3, filed with the Commission on February 25, 2005 (filed as Annex B to the Plan of Conversion and Reorganization of Hudson City MHC, Hudson City Bancorp, Inc. and Hudson City Savings Bank).

4.6
Amended and Restated Bylaws of Hudson City Bancorp, Inc., as amended, incorporated herein by reference to the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 27, 2003 and December 29, 2008 (File No. 000-26001).

5.	Opinion of Sonnenschein Nath & Rosenthal LLP, counsel for the Registrant, as to legality.

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5 hereof).

23.2	Consent of KPMG LLP.

Item 9.            Undertakings.

(a)        RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

 (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement. (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

 (2)        That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)        If the registrant is relying on Rule 430B of the Securities Act:

 (A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)        If the registrant is subject to Rule 430C of the Securities Act, each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5)        That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

 The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)        Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)        FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        FILING OF REGISTRATION ON FORM S-8.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on March 30, 2009.

Hudson City Bancorp, Inc.
(Registrant)

By:	/s/ Ronald E. Hermance, Jr.
Ronald E. Hermance, Jr.
Chairman, President & Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald E. Hermance, Jr.	Director, Chairman, President and Chief Executive Officer	March 30, 2009
Ronald E. Hermance, Jr.	(principal executive officer)

/s/ Denis J. Salamone	Director, Senior Executive Vice President and Chief Operating Officer	March 30, 2009
Denis J. Salamone	(principal financial and accounting officer)

/s/ Michael W. Azzara	Director	March 30, 2009
Michael W. Azzara

/s/ William G. Bardel	Director	March 30, 2009
William G. Bardel

/s/ Scott A. Belair	Director	March 30, 2009
Scott A. Belair

/s/ Victoria H. Bruni	Director	March 30, 2009
Victoria H. Bruni

/s/ William J. Cosgrove	Director	March 30, 2009
William J. Cosgrove

/s/ Donald O. Quest	Director	March 30, 2009
Donald O. Quest

/s/ Joseph G. Sponholz	Director	March 30, 2009
Joseph G. Sponholz

EXHIBIT INDEX

Exhibit Number	Description
4.1	Hudson City Bancorp, Inc. 2006 Stock Incentive Plan, incorporated herein by reference to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006 (File No. 000-26001)
4.2	Form of 2006 Stock Incentive Plan Performance Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001)
4.3	Form of 2006 Stock Incentive Plan Retention Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001)
4.4	Form of 2006 Stock Incentive Plan Director Stock Option Agreement, incorporated herein by reference to the Registrant’s Form 10-K, filed with the Commission on March 1, 2007 (File No. 000-26001)
4.5
Amended and Restated Certificate of Incorporation of Hudson City Bancorp, Inc., incorporated herein by reference to the Registrant’s Registration Statement No. 333-122989 on Form S-3, filed with the Commission on February 25, 2005 (filed as Annex B to the Plan of Conversion and Reorganization of Hudson City MHC, Hudson City Bancorp, Inc. and Hudson City Savings Bank)

4.6
Amended and Restated Bylaws of Hudson City Bancorp, Inc., as amended, incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 27, 2003 and December 29, 2008

5	Opinion of Sonnenschein Nath & Rosenthal, LLP, counsel for the Registrant, as to legality
23.1	Consent of Sonnenschein Nath & Rosenthal, LLP (included in Exhibit 5 hereof)
23.2	Consent of KPMG LLP